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                            DAY RUNNER, INC. SUBSIDIARIES


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                  Subsidiary                                 Jurisdiction
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Day Runner Direct, Inc.                           Delaware
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DRI International Holdings, Inc.                  Delaware
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Day Runner International Limited                  United Kingdom
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Day Runner Hong Kong Limited                      Hong Kong
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Day Runner de Mexico, S.A. de C.V.                Mexico
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DR UK Holdings Limited                            United Kingdom
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Day Runner UK plc                                 United Kingdom
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Ultima Distribution Inc.                          Ontario, Canada
Ontario Corp. # 1292456
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Day Runner Australia PTY Ltd.                     New South Wales, Australia
ACN 081 980 627
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